Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of December 22, 2015, is entered into by and among AECOM (formerly known as AECOM Technology Corporation), a Delaware corporation (the “Company”), on behalf of itself and certain subsidiaries of the Company acting as guarantors (the “Guarantors” and collectively with the Company, the “Loan Parties”) under the Credit Agreement (defined below), each Lender under the Credit Agreement that is a party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Company, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of October 17, 2014 (as previously amended, as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain revolving, term and letter of credit facilities to the Company;

WHEREAS, the Loan Parties have requested certain amendments to certain terms of the Credit Agreement as provided herein, and the Administrative Agent and each of the undersigned Lenders have agreed to such requests, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.

2.                                      Amendment to Credit Agreement.  Subject to the terms and conditions hereof and with effect from and after the Amendment Effective Date (defined below), the Credit Agreement is hereby amended as follows:

(a)                                 the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by replacing the reference to “$75,000,000” next to October 1, 2015 in clause (a)(v) thereof with “$175,000,000”;

(b)                                 the definition of “Excluded Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” before clause (f) thereof, and adding the following new clause (g) to immediately after clause (f):

“, and (g)  Flint USA and its Subsidiaries.”

(c)                                  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions in correct alphabetical order:

“ ‘2015 Corporate Restructuring’ means certain Dispositions, Investments, Guarantees, other asset transfers and related transactions, substantially as described and disclosed to the Administrative Agent and the Lenders prior to the Amendment No. 2 Effective Date, pursuant to which (a) one or more new United Kingdom holding companies (each, a “UK Holdco” and collectively “UK Holdcos”) are formed, (b) the ownership of certain Foreign Subsidiaries is transferred to one or more of the UK Holdcos, (c) the Equity Interests in Flint USA are distributed from URS Global Holdings UK Limited, a United Kingdom corporation to URS Global Holdings, and (d) certain other corporate reorganization steps, including Investments, Guarantees, the formation of new Subsidiaries and Dispositions, are taken to effectuate the 2015 Corporate Restructuring, so long as in connection therewith (i) no Loan Party as of the Amendment No. 2 Effective Date shall cease to be a Loan Party solely as a result of the 2015 Corporate Restructuring, (ii) no Default or Event of Default is in existence and continuing at the time of consummation of any transaction intended to constitute a part of the 2015 Corporate Restructuring and (iii) such 2015 Corporate Restructuring transactions will not include the transfer of any material assets of any Loan Party to any non-Loan Party, except for (x) Equity Interests in Non-Loan Parties (so long as the Loan Parties continue to own such transferred Equity Interests directly or indirectly through one or more Subsidiaries) and (y) intercompany Indebtedness as disclosed to the Administrative Agent and the Lenders prior to the Amendment No. 2 Effective Date to be so transferred as part of the 2015 Corporate Restructuring.  For the avoidance of doubt, it is understood and agreed that certain of the 2015 Corporate Restructuring Transactions may not take place in calendar year 2015.

‘Amendment No. 2 Effective Date’ means December   , 2015.

‘Existing AECOM Global II Loan’ means the intercompany loan existing as of the Amendment No. 2 Effective Date of $555 million in original principal amount from AECOM Global II, LLC, a Delaware limited liability company, as lender, to URS Global Holdings, as borrower.

‘Flint USA’ means Flint USA Inc., a Colorado corporation (or any successor thereto as a result of a change of legal entity form, reincorporation or similar non-substantive transaction).

‘URS Global Holdings’ means URS Global Holdings Inc., a Nevada corporation.”

(d)                                 Section 2.05(b)(ii) of the Credit Agreement is hereby amended by amending and restating the first parenthetical set forth therein as follows:

“(other than in the ordinary course of business, and other than any Disposition of any property permitted by Section 7.05(a), (b), (c), (d), (g), (h) or (o))”

(e)                                  Section 7.03 of the Credit Agreement is hereby amended by adding the following new clause (n):

“(n)  Investments by Loan Parties in non-Loan Parties made in connection with the 2015 Corporate Restructuring, so long as (i) no Default or Event of Default exists at such time or would result therefrom, (ii) no such Investment shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of repayment thereof) and (iii) to the extent applicable, the Loan Parties comply with the requirements of

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Section 6.12 within the time periods set forth therein after giving effect to each such transaction.”

(f)                                   Section 7.05 of the Credit Agreement is hereby amended by adding the following new clause (o):

“(o)  Dispositions by Loan Parties to non-Loan Parties made in connection with the 2015 Corporation Restructuring, so long as (i) no Default or Event of Default exists at such time or would result therefrom, (ii) no such Investment shall result in the Existing AECOM Global II Loan ceasing to be ultimately owed to a Loan Party (other than as a result of repayment thereof) and (iii) to the extent applicable, the Loan Parties comply with the requirements of Section 6.12 within the time periods set forth therein after giving effect to each such transaction.”

3.                                      Representations and Warranties.  The Company, on behalf of itself and each of the other Loan Parties, hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of the Company’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Company or any other Loan Party is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Company or any other Loan Party or its property is subject; or (iii) violate any Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;

(b)                                 this Amendment has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally;

(c)                                  the representations and warranties of (i) the Company contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(d)                                 no Default exists either before or after the effectiveness of this Amendment on the Amendment Effective Date.

4.                                      Effective Date.

(a)                                 This Amendment will become effective on the date on which the Administrative Agent shall have received electronically delivered (including by facsimile or pdf) counterparts of this

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Amendment duly executed by the Company, the requisite Lenders and the Administrative Agent (the “Amendment Effective Date”).

(b)                                 For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment Effective Date specifying its objection thereto.

(c)                                  From and after the Amendment Effective Date, the Credit Agreement is amended as set forth herein.

(d)                                 Except as expressly amended and/or waived pursuant hereto, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.

(e)                                  The Administrative Agent will notify the Company and the Lenders of the occurrence of the Amendment Effective Date.

5.                                      Reaffirmation.  The Company, on behalf of itself and each other Loan Party, (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its and the other Loan Parties’ obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents.

6.                                      Miscellaneous.

(a)                                 Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect.  All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)                                 This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.

(c)                                  THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)                                 This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided

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in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)                                  If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   The Company agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

(g)                                  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMPANY:

AECOM

By:	/s/ Keenan Driscoll
Name:	Keenan Driscoll
Title:	Senior Vice President, Treasurer

AECOM

Signature Pages

Amendment No.2 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Robert Rittelmeyer
Name:	Robert Rittelmeyer
Title:	VP

AECOM

Signature Pages

Amendment No.2 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Stuart Bonomo
Name:	Stuart Bonomo
Title:	Director

AECOM

Signature Pages

Amendment No.2 to Credit Agreement

[LENDER], as a Lender

By:
Name:
Title:

AECOM

Signature Pages

Amendment No.2 to Credit Agreement